Exhibit B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-37207 and 333-45920 of Safeway Inc. each on Form S-8 of our report dated June 28, 2010, relating to the financial statements and financial statement schedule of the Safeway 401(k) Plan & Trust appearing in this Annual Report on Form 11-K of the Safeway 401(k) Plan & Trust for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

San Francisco, California

June 28, 2010